UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________
FORM 8-K
 __________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2017
 _______________________

MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

_______________________

Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02......Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 27, 2017, Masimo Corporation (“Masimo” or the “Company”) entered into the First Amendment to November 4, 2015 Amended and Restated Employment Agreement (the “First Amendment”) with Joe Kiani, Masimo’s Chairman and Chief Executive Officer. The First Amendment modified the Amended and Restated Employment Agreement entered into between Masimo and Mr. Kiani on November 4, 2015 (the “November 2015 Agreement,” as amended by the First Amendment, the “Amended Employment Agreement”).
The contract was amended following numerous meetings of the Compensation Committee of Masimo’s Board of Directors (the “Board”), including numerous meetings with the Compensation Committee’s independent compensation consultants and legal advisors. A variety of factors were considered in making the amendment, including a shift in the Company’s focus to a new seven year plan as a standalone company and feedback from certain stockholders that the 10% per year reduction (scheduled to begin on January 1, 2018) in the restricted stock unit grant made in connection with the November 2015 Agreement was not aligned with the long-term interests of stockholders. The Compensation Committee believes that the changes in the First Amendment and the other previously disclosed significant executive compensation changes made in 2017 align the interests of management with the long-term interests of stockholders. These other 2017 executive compensation changes include:

•
Adoption of a new equity compensation plan, which was approved at the 2017 stockholders meeting, and included many stockholder-friendly changes, including: elimination of an evergreen provision, elimination of the ability to reprice stock options without stockholder approval, and elimination of share recycling.

•	The grant of performance-based equity awards as a component of our executive compensation program, instead of solely granting stock options.

•
Adoption of a cash bonus plan and the implementation of cash bonus metrics for fiscal 2017 based on our actual achievement of pre-established performance levels for revenues and net income per diluted share, as adjusted for certain non-recurring items. The maximum bonus payable is capped at 200% of target.

The First Amendment provides for the following material changes to the November 2015 Agreement:
1.    No automatic 100% bonus; bonus is capped.
The November 2015 Agreement provided that Mr. Kiani was eligible to receive an annual bonus equal to 100% of his base salary, based on Masimo attaining certain financial goals; provided that, if the Board or the Compensation Committee determined that Masimo achieved certain pre-established financial measures under Masimo’s Executive Annual Cash Bonus Award Plan, Mr. Kiani would automatically receive a bonus equal to 100% of his base salary for such year. Under the Amended Employment Agreement, Mr. Kiani’s annual target bonus remains at 100% of his base salary; but he is no longer entitled to any automatic bonus, and the bonus payable will not be increased above the payment level determined based on actual achievement of the applicable performance criteria. In addition, Mr. Kiani’s annual bonus payable if all applicable performance criteria are achieved at maximum levels is capped at 200% of his base salary.
2.    The right to a 300,000 stock option grant is eliminated.
The November 2015 Agreement provided that Mr. Kiani was entitled to receive a grant of 300,000 stock options in each of fiscal years 2016 and 2017. Under the Amended Employment Agreement, Mr. Kiani is not entitled to the guaranteed grant of 300,000 stock options in fiscal year 2017.
3.    Additional double-trigger restrictions have been added to Mr. Kiani’s right to terminate his employment for Good Reason following a Change in Control.
The November 2015 Agreement provided that a termination of Mr. Kiani’s employment by Mr. Kiani following a Change in Control (as defined in the November 2015 Agreement) would constitute “Good Reason” for purposes of determining whether Mr. Kiani is entitled to receive certain severance benefits under the November 2015Agreement. Under the Amended Employment Agreement, a termination of Mr. Kiani’s employment by Mr. Kiani following a Change in Control will only constitute “Good Reason” if: (1) the Change in Control was triggered as a result of a change in more than one third of the directors on the Board during a rolling twenty four month period, or (2) following, or in connection with, a Change in Control triggered as a result of an acquisition, (a) the highest level parent entity holding, directly or indirectly, majority voting control of the Company after the Change in Control (the “Acquirer Parent”) is not a publicly-traded entity, (b) Mr. Kiani does not become the, or is removed from the position of, Chief Executive Officer and Chairman of the Board of the Acquirer Parent, with such position being on terms and conditions reasonably acceptable to Mr. Kiani, provided that terms and conditions of employment providing for total compensation with a value comparable to the total compensation paid to the chief executive officers of comparable companies (without regard to any payments or benefits provided to Mr. Kiani under the Amended Employment Agreement) shall be deemed to be reasonable for purposes of the foregoing, or (c) any other director is designated the lead director of the board of directors of the Acquirer Parent.
4.    The period during which Mr. Kiani may terminate his employment for Good Reason has been extended.
The November 2015 Agreement provided that, other than as a result of Mr. Kiani’s receipt of a notice of non-renewal from the Company, a termination of Mr. Kiani’s employment by Mr. Kiani for “Good Reason” may only be effected by providing the Company with a notice of termination within ninety days following the event giving rise to the “Good Reason” for terminating the November 2015 Agreement. Under the Amended Employment Agreement, the time period during which Mr. Kiani may provide a notice of termination for Good Reason has been extended from ninety days following the event giving rise to the “Good Reason” to two years following such event.
5.    Modifications to severance payment reductions.
The November 2015 Agreement provided that, if prior to 2018, (1) Masimo terminated Mr. Kiani’s employment other than for cause, death or disability, or (2) Mr. Kiani terminated his employment with Masimo for Good Reason (each a “Qualifying Termination”), Masimo would issue Mr. Kiani 2.7 million shares of its common stock (the “Award Shares”) pursuant to the terms of a restricted share unit award agreement between Masimo and Mr. Kiani and pay him $35.0 million in cash (the “Cash Payment”). The November 2015 Agreement further provided that each year, beginning on January 1, 2018, the number of Award Shares and the Cash Payment would each be reduced by 10% of the original amount so that after December 31, 2026, no Award Shares or Cash Payment would be due if there is a Qualifying Termination.
Under the Amended Employment Agreement, the reduction has been eliminated. In addition, in the event of a Change in Control prior to a Qualifying Termination, on each of the first and second anniversaries of the Change in Control, 50% of the Cash Payment and 50% of the Award Shares will vest, subject in each case to Mr. Kiani’s continuous employment through each such anniversary date; however, in the event of a Qualifying Termination or a termination of Mr. Kiani’s employment due to death or disability prior to either of such anniversaries, any remaining unvested amount of the Cash Payment and all of the unvested Award Shares shall vest and be paid in full. In addition, in the event of a Change in Control prior to a Qualifying Termination, Mr. Kiani’s stock options and any other equity awards will vest in accordance with their terms, but in no event later than in two equal installments on each of the first and second anniversaries of the Change in Control, subject in each case to Mr. Kiani’s continuous employment through each such anniversary date.
6.    Modifications to term of grantor trust.
The November 2015 Agreement provided that, immediately prior to a Change in Control, Masimo must fund a grantor trust with an amount equal to the aggregate of (1) a cash severance benefit equal to two times the sum of: (a) Mr. Kiani’s then-current base salary, and (b) the average annual bonus paid to Mr. Kiani during the immediately preceding three years, (2) the Award Shares and (3) the Cash Payment, payable to Mr. Kiani in the event of a Qualifying Termination. The November 2015 Agreement further provided that in the event that Mr. Kiani’s employment was not terminated on or prior to the second anniversary of the Change in Control in a manner entitling him to such payments, the amounts held in the trust would revert to Masimo. Since the period during which Mr. Kiani has a right to terminate his employment for Good Reason has been extended under the Amended Employment Agreement, the term of the grantor trust has also been amended such that the amounts held in the trust will revert to Masimo only in the event that Mr. Kiani’s employment is not terminated on or prior to the fifth anniversary of the Change in Control in a manner entitling him to such payments.
The foregoing description of the First Amendment and the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by reference to: (1) the November 2015 Agreement, which was filed as Exhibit 10.1 to Masimo’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2015, and (2) the First Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, each of which are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) The following item is filed as an exhibit to the Current Report on Form 8-K.

Exhibit No.	Description
10.1	First Amendment to November 4, 2015 Amended and Restated Employment Agreement, dated July 27, 2017, by and between Masimo Corporation and Joe Kiani.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: August 2, 2017	By:	/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)